CALCULATION OF REGISTRATION FEE

		Maximum	Maximum	Amount of
	Amount to be	Offering	Aggregate	Registration
Title of Each Class of Securities to be Registered	Registered	Price per Unit	Offering Price	Fee

5.500% notes due 2019	$250,000,000	99.898%	$249,745,000	$13,935.77

Filed Pursuant to Rule 424(b)(5)
Registration File No. 333-159259
Prospectus supplement
(To prospectus dated May 15, 2009)

Eastman Chemical Company

$250,000,000

5.500% Notes due 2019

Interest payable May 15 and November 15

Issue price: 99.898%

We are offering $250,000,000 principal amount of 5.500% notes due 2019.

We will pay interest on the notes on May 15 and November 15 of each year, beginning May 15, 2010. The notes will be issued only in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

We may redeem the notes, in whole or in part, at any time and from time to time prior to their maturity at the redemption price described under “Description of notes—Optional redemption.” Upon the occurrence of a change of control triggering event, we will be required to make an offer to repurchase the notes from holders at the applicable price as described under “Description of notes—Change of control triggering event.” There is no sinking fund for the notes.

The notes will be unsecured and will rank equally with all our other unsecured debt from time to time outstanding.

See “Risk factors” beginning on page S-6 for a discussion of certain risks that you should consider in connection with an evaluation of an investment in the notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

		Underwriting
		discounts and	Proceeds, before
	Price to public(1)	commissions	expenses

Per note	99.898%	0.650%	99.248%
Total	$249,745,000	$1,625,000	$248,120,000

(1)	Plus accrued interest, if any, from November 2, 2009, if settlement occurs after that date.

The notes will not be listed on any securities exchange. Currently, there is no public market for the notes.

The underwriters expect to deliver the notes to purchasers through the book-entry delivery system of The Depository Trust Company for the benefit of its participants, including Euroclear Bank, S.A./N.V. and Clearstream Banking, societé anonyme, on or about November 2, 2009.

Joint Book-Running Managers

Citi	J.P. Morgan

Co-Managers

RBS	Deutsche Bank Securities	Wells Fargo Securities	BofA Merrill Lynch	Barclays Capital

Mitsubishi UFJ Securities	HSBC	Mizuho Securities USA Inc.	SunTrust Robinson Humphrey

October 28, 2009

S-i

About this prospectus supplement

This document is in two parts. The first part is this prospectus supplement, including the documents incorporated by reference herein, which describes the specific terms of this offering of notes. The second part, the accompanying prospectus, gives more general information, some of which may not apply to the notes or this offering. You should read the entire prospectus supplement, as well as the accompanying prospectus and the documents incorporated by reference that are described under “Incorporation of documents by reference” in this prospectus supplement and “Incorporation of certain documents by reference” in the accompanying prospectus.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus prepared by us or on our behalf. We have not, and the underwriters have not, authorized any other person to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. Further, you should assume that the information appearing in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein, and any free writing prospectus, is accurate only as of the respective dates of those documents in which the information is contained. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless otherwise specified or unless the context requires otherwise, all references in this prospectus supplement to “Eastman,” “we,” “us,” “our,” the “Company” or similar references mean Eastman Chemical Company and its consolidated subsidiaries.

Where you can find more information

Available information

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission, or the SEC. You may read and copy any of these documents and this information at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 or (202) 942-8090 for further information on the public reference room. The SEC also maintains an Internet website that contains reports, proxy statements and other information regarding issuers, including us, who file electronically with the SEC. The address of that site is www.sec.gov.

This prospectus supplement and the accompanying prospectus contain summaries of provisions contained in some of the documents discussed in this prospectus supplement and the accompanying prospectus, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of certain of the documents referred to in this prospectus supplement and the accompanying prospectus have been filed with or are incorporated by reference as exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus are a part. If any contract, agreement or other document is filed or incorporated by reference as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved.

S-ii

Incorporation of documents by reference

The SEC allows us to incorporate by reference information into this prospectus supplement and the accompanying prospectus. This means we can disclose information to you by referring you to another document we filed with the SEC. We will make those documents available to you without charge upon your oral or written request. Requests for those documents should be directed to Eastman Chemical Company, P.O. Box 431, Kingsport, Tennessee 37662, Attention: Investor Relations (telephone: (423) 229-4647).

This prospectus supplement incorporates by reference the following documents that we have filed with the SEC but have not included or delivered with this prospectus supplement and the accompanying prospectus:

•	our annual report on Form 10-K (including the portions of our Proxy Statement for our 2009 Annual Meeting of Stockholders incorporated by reference therein) for the fiscal year ended December 31, 2008, filed on February 25, 2009;

•	our quarterly reports on Form 10-Q for the quarter ended March 31, 2009, filed on April 29, 2009; the quarter ended June 30, 2009, filed on July 30, 2009; and the quarter ended September 30, 2009, filed on October 23, 2009; and

•	our current report on Form 8-K, filed on May 13, 2009.

We are also incorporating by reference additional documents we may file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, or the Exchange Act, after the date of this prospectus supplement until this offering of notes has been completed, other than any portion of the respective filings furnished, rather than filed, under applicable SEC rules. This additional information is a part of this prospectus supplement from the date of filing of those documents.

The information contained in this prospectus supplement and the accompanying prospectus should be read together with the information in the documents incorporated by reference.

Any statements made in this prospectus supplement or the accompanying prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus supplement or the accompanying prospectus will be deemed to be modified or superseded to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference into this prospectus supplement or the accompanying prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

Forward-looking statements

A number of the statements made or incorporated by reference in this prospectus supplement and the accompanying prospectus are “Forward-looking statements” within the meaning of the Private Securities Litigation Reform Act, Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act. Forward-looking statements are all statements, other than statements of historical fact, that may be made by us from time to time. In some cases, you can identify forward-looking statements by terminology such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “will,” “would,” and similar expressions or expressions of the negative of these terms.

S-iii

Forward-looking statements are based upon certain underlying assumptions, including any assumptions mentioned with the specific statements, as of the date such statements were made. Such assumptions are in turn based upon internal estimates and analyses of market conditions and trends, management plans and strategies, economic conditions and other factors. Forward-looking statements and the assumptions underlying them are necessarily subject to risks and uncertainties inherent in projecting future conditions and results. The Company assumes no obligation to update or provide revisions to any forward-looking statement in response to changing circumstances. Forward-looking statements, and the risks and uncertainties related thereto, are further described under the heading “Forward-looking statements and risk factors” in the Company’s periodic reports filed with the SEC that are incorporated by reference in this prospectus supplement, and should be reviewed carefully. Please consider the Company’s forward-looking statements in light of those risks.

S-iv

Summary

This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus and does not contain all of the information you should consider when making your investment decision. We urge you to read all of this prospectus supplement, the accompanying prospectus and the documents incorporated by reference, including our consolidated financial statements and accompanying notes, carefully to gain a fuller understanding of our business and the terms of the notes, as well as some of the other considerations that may be important to you, before making your investment decision. You should pay special attention to the “Risk factors” section of this prospectus supplement and the information under the heading “Forward-looking statements and risk factors” contained in our annual report on Form 10-K and subsequent quarterly reports on Form 10-Q incorporated by reference in this prospectus supplement.

Eastman Chemical Company

Eastman Chemical Company is a global chemical company which manufactures and sells a broad portfolio of chemicals, plastics, and fibers. Eastman began business in 1920 for the purpose of producing chemicals for Eastman Kodak Company’s photographic business and became a public company, incorporated in Delaware, as of December 31, 1993. Eastman has eleven manufacturing sites in seven countries that supply chemicals, plastics, and fibers products to customers throughout the world. The Company’s headquarters and largest manufacturing site are located in Kingsport, Tennessee.

In 2008, the Company had sales revenue of $6.7 billion, operating earnings of $519 million, and earnings from continuing operations of $328 million. Earnings per diluted share from continuing operations were $4.31 in 2008. Included in 2008 operating earnings were asset impairments and restructuring charges of $46 million, accelerated depreciation costs related to restructuring decisions of $9 million, and other operating income of $16 million. For the nine months ended September 30, 2009, the Company had sales revenue of $3.7 billion, operating earnings of $347 million, and earnings from continuing operations of $168 million. Included in operating earnings for the nine months ended September 30, 2009 were restructuring charges of $23 million, net.

The Company’s products and operations are managed and reported in five operating segments: the Coatings, Adhesives, Specialty Polymers, and Inks (“CASPI”) segment, the Fibers segment, the Performance Chemicals and Intermediates (“PCI”) segment, the Performance Polymers segment and the Specialty Plastics (“SP”) segment.

Eastman’s objective is to leverage its heritage of expertise and innovation in acetyl, polyester, and olefins chemistries to meet long-term demand and create new opportunities for the Company’s products in key markets. The Company continues to invest in strategic efforts and growth initiatives in existing businesses.

Our principal executive offices are located at 200 South Wilcox Drive, Kingsport, Tennessee 37662.

We maintain a web site at http://www.eastman.com. The information on and contents of our website are not incorporated by reference into this prospectus supplement or the accompanying prospectus.

The Offering

The following summary contains information about the notes and is not intended to be complete. For a more complete understanding of the notes, please refer to the section in this prospectus supplement entitled “Description of notes” and the section in the accompanying prospectus entitled “Description of debt securities.” Unless the context requires otherwise, all references to “we” and the “Company” in this “Summary — The Offering” section include only Eastman Chemical Company and not its subsidiaries.

Issuer	Eastman Chemical Company

Notes offered	$250,000,000 aggregate principal amount of 5.500% notes due 2019

Maturity	The notes will mature on November 15, 2019.

Interest	5.500% per year

Interest payment dates	May 15 and November 15 of each year, beginning May 15, 2010.

Ranking	The notes:

• will be unsecured;

• will rank equally with all our existing and future unsubordinated debt;

• will be senior to any of our future subordinated debt; and

• will be effectively subordinated to any of our future secured debt to the extent of the value of the assets securing such debt.

As of September 30, 2009, we had debt of approximately $1.35 billion that would rank equally with the notes.

Optional redemption	We may redeem the notes, in whole or in part, at our option, at any time, at a redemption price as described in the section entitled “Description of notes—Optional redemption.”

Change of control triggering event	Upon the occurrence of a Change of Control Triggering Event (as defined in this prospectus supplement), we will be required to make an offer to repurchase the notes at a price equal to 101% of their principal amount plus accrued and unpaid interest to the date of repurchase. See “Description of notes—Change of control triggering event.”

Covenants	The indenture under which the notes will be issued contains covenants for your benefit. These covenants restrict our ability with certain exceptions to:

• create certain liens;

• enter into sale and leaseback transactions; or

• consolidate, merge or transfer all or substantially all of our assets and the assets of our subsidiaries on a consolidated basis.

These covenants are subject to important exceptions and qualifications, which are described in this prospectus supplement and the accompanying prospectus. For a more detailed description, see “Description of notes” in this prospectus supplement and “Description of debt securities” in the accompanying prospectus.

Issuance of additional notes	We may create and issue additional notes ranking equally and ratably with the notes in all respects, so that such additional notes shall be consolidated with the notes, including for purposes of voting and redemptions.

Form and denomination	The notes will be issued in fully registered form in denominations of $2,000 and in integral multiples of $1,000 in excess thereof.

Use of proceeds	We expect that we will receive approximately $247.7 million in net proceeds from this offering, after deducting the underwriters’ discounts and commissions, and estimated offering expenses payable by us. We intend to use the proceeds for general corporate purposes. Pending any specific application, we expect to invest the proceeds in short-term, interest-bearing investments. See “Use of proceeds.”

Certain U.S. federal income tax considerations	You should consult your tax advisor with respect to the U.S. federal, state, local and non-U.S. tax consequences of owning and disposing of the notes. See “Certain U.S. federal income tax considerations.”

Risk factors	See “Risk factors” and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should consider carefully before deciding whether to invest in the notes.

Governing law	The notes will be, and the indenture is, governed by the laws of the State of New York.

Trustee	The Bank of New York Mellon Trust Company, N.A.

Summary consolidated historical financial data

Set forth below is a summary of our consolidated historical financial data for the periods indicated. The historical operating data for the periods ended December 31, 2008, 2007 and 2006 and the financial position data as of December 31, 2008 and 2007 have been derived from our audited financial statements included in our annual report on Form 10-K for the year ended December 31, 2008 which is incorporated by reference in this prospectus supplement. Our historical operating data for the nine months ended September 30, 2009 and 2008, and the statement of financial position data as of September 30, 2009 are derived from our unaudited consolidated financial statements included in our quarterly report on Form 10-Q for the quarter ended September 30, 2009, which is incorporated by reference in this prospectus supplement, and includes all adjustments, consisting of normal recurring adjustments, necessary for a fair statement of this information. Results presented for the nine-months ended September 30, 2009 and 2008 are not necessarily indicative of results to be expected for any full year or future period. The historical operating data for the years ended December 31, 2005 and 2004, and the statement of financial position data as of December 31, 2006, 2005 and 2004 have been derived from our audited consolidated financial statements, in each case, which are not incorporated by reference in this prospectus supplement. You should read the following summary consolidated historical financial data in conjunction with “Management’s discussion and analysis of financial condition and results of operations” and our historical financial statements and related notes incorporated by reference in this prospectus supplement.

	Nine months
	ended
(dollars in millions, except	September 30,		Year ended December 31,
per share amounts)	2009	2008	2008	2007	2006	2005	2004

Summary of Operating Data
Sales	$3,719	$5,380	$6,726	$6,830	$6,779	$6,460	$6,019
Operating earnings	347	514	519	504	654	740	146
Earnings from continuing operations	168	330	328	321	427	541	146
Earnings (loss) from discontinued operations	–	–	–	(10)	(18)	16	24
Gain (loss) from disposal of discontinued operations	–	18	18	(11)	–	–	–

Net earnings	$168	$348	$346	$300	$409	$557	$170

Basic earnings per share
Earnings from continuing operations	$2.31	$4.34	$4.36	$3.89	$5.20	$6.70	$1.88
Earnings (loss) from discontinued operations	–	0.23	0.23	(0.26)	(0.22)	0.20	0.32

Net earnings	$2.31	$4.57	$4.59	$3.63	4.98	$6.90	2.20

Diluted earnings per share
Earnings from continuing operations	$2.29	$4.27	$4.31	$3.84	$5.12	$6.61	$1.86
Earnings (loss) from discontinued operations	–	0.23	0.24	(0.26)	(0.21)	0.20	0.32

Net earnings	$2.29	$4.50	$4.55	$3.58	$4.91	$6.81	$2.18

	As of
(dollars in millions, except	September 30,	As of December 31,
per share amounts)	2009	2008	2007	2006	2005	2004

Statement of Financial Position Data
Current assets	$1,580	$1,423	$2,293	$2,422	$1,924	$1,768
Net properties	3,273	3,198	2,846	3,069	3,162	3,192
Total assets	5,554	5,281	6,009	6,132	5,737	5,839
Current liabilities	828	832	1,122	1,059	1,051	1,099
Long-term borrowings	1,440	1,442	1,535	1,589	1,621	2,061
Total liabilities	3,909	3,728	3,927	4,103	4,125	4,655
Total stockholders’ equity	1,645	1,553	2,082	2,029	1,612	1,184
Dividends declared per share	1.32	1.76	1.76	1.76	1.76	1.76

Risk factors

You should carefully consider the risks and uncertainties described below as well as any cautionary language or other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, including the risks described under the heading “Forward-looking statements and risk factors” in our annual report on Form 10-K for the year ended December 31, 2008 and in our quarterly report on Form 10-Q for the quarter ended September 30, 2009, before deciding whether to invest in the notes. The risks described therein or set forth below are those that we consider to be the most significant to your decision whether to invest in the notes. If any of the events described below occurs, the value of your investment in the notes could decline, and in some cases we may not be able to make payments on the notes, and this could result in your losing all or part of your investment.

The notes are effectively subordinated to the existing and future liabilities of our subsidiaries and to any secured debt we may incur in the future to the extent of the assets securing the same.

Our subsidiaries are separate and distinct legal entities. Our subsidiaries have no obligation to pay any amounts due on the notes. In addition, any payment of dividends, loans, or advances by our subsidiaries could be subject to statutory or contractual restrictions. Our right to receive any assets of any of our subsidiaries upon its bankruptcy, liquidation or reorganization, and therefore the right of the holders of the notes to participate in those assets, will be effectively subordinated to the claims of that subsidiary’s creditors, including trade creditors. In addition, even if we are a creditor of any of our subsidiaries, our rights as a creditor would be subordinate to any security interest in the assets of our subsidiaries and any debt of our subsidiaries senior to that held by us. At September 30, 2009, our subsidiaries had approximately $86 million of debt.

The notes are not secured by any of our assets. If we become insolvent or are liquidated, or if payment under any of the agreements governing any secured debt we may incur in the future is accelerated, the lenders under such secured debt agreements would be entitled to exercise the remedies available to a secured lender under applicable law and pursuant to agreements governing that debt. Accordingly, those lenders would have a prior claim on our assets to the extent of their liens thereon. In that event, because the notes are not secured by any of our assets, it is possible that there would be no assets remaining from which claims of the holders of notes could be satisfied or, if any assets remain, the remaining assets might be insufficient to satisfy those claims in full.

We may not have the funds necessary to finance the change of control repurchase offer required by the indenture.

Upon the occurrence of a Change of Control Triggering Event (as defined in the section of this prospectus supplement entitled “Description of notes—Change of control triggering event”), we will be required to make an offer to repurchase all outstanding notes. We cannot assure you that we will have sufficient funds available to make any required repurchases of the notes. Any failure to repurchase any tendered notes in those circumstances would constitute a default under the indenture. A default could result in the declaration of the principal and interest on all the notes to be due and payable.

The terms of the indenture and the notes provide only limited protection against significant corporate events that could adversely impact your investment in the notes.

While the indenture and the notes contain terms intended to provide protection to holders of notes upon the occurrence of certain events involving significant corporate transactions and our creditworthiness, such terms are limited and may not be sufficient to protect your investment in the notes.

The definition of the term “Change of Control Triggering Event” does not cover a variety of transactions (such as acquisitions by us or recapitalizations) that could negatively affect the value of your notes. If we were to enter into a significant corporate transaction that would negatively affect the value of the notes but would not constitute a Change of Control Triggering Event, we would not be required to offer to repurchase your notes prior to their maturity.

Furthermore, the indenture for the notes does not:

•	require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flow or liquidity;

•	limit our ability to incur debt that is equal in right of payment to the notes;

•	limit the ability of our unrestricted subsidiaries to service debt;

•	restrict our ability to repurchase or prepay any other of our securities or other debt;

•	restrict our ability to make investments or to repurchase or pay dividends or make other payments in respect of our common stock or other securities ranking junior to the notes; or

•	limit our ability to sell, merge or consolidate any of our unrestricted subsidiaries.

There may not be a public market for the notes.

The notes constitute a new issue of securities with no established trading market. We do not intend to list the notes on any securities exchange or to include the notes in any automated quotation system. Accordingly, no market for the notes may develop, and any market that develops may not last. If the notes are traded, they may trade at a discount from their offering price, depending on prevailing interest rates, the market for similar securities, our performance and other factors. To the extent that an active trading market does not develop, you may not be able to resell your notes at the price you paid or at all.

Capitalization

The following table shows our total capitalization as of September 30, 2009:

•	on an actual basis; and

•	on an as adjusted basis to reflect the offering of the notes.

This table should be read in conjunction with “Summary—Summary consolidated historical financial data” appearing elsewhere in this prospectus supplement, and “Management’s discussion and analysis of financial condition and results of operations” and our consolidated financial statements, including the accompanying notes, appearing in our annual report on Form 10-K for the year ended December 31, 2008, and our unaudited condensed consolidated interim financial statements appearing in our quarterly report on Form 10-Q for the quarter ended September 30, 2009, each of which are incorporated by reference in this prospectus supplement.

	As of
	September 30, 2009
(dollars in millions, except par value)	Actual	As adjusted

Short-term debt:
Short-term borrowings	$1	$1
Long-term debt:
5.500% notes due 2019	–	250
7.00% notes due 2012	152	152
6.30% notes due 2018	206	206
7.25% debentures due 2024	497	497
7.625% debentures due 2024	200	200
7.60% debentures due 2027	298	298
Credit facilities borrowings	85	85
Other obligations	2	2

Total long-term debt	1,440	1,690

Total debt	$1,441	$1,691

Stockholders’ equity:
Common stock, par value $0.01
Authorized—350,000,000 shares
Issued—94,659,859 shares	$1	$1
Additional paid-in capital	649	649
Retained earnings	2,635	2,635
Accumulated other comprehensive loss	(326)	(326)
Treasury stock at cost	(1,314)	(1,314)

Total stockholders’ equity	1,645	1,645

Total capitalization	$3,086	$3,336

Ratio of earnings to fixed charges

The following table sets forth our consolidated ratios of earnings to fixed charges for the indicated periods:

	Nine months ended
	September 30,		Year ended December 31,
	2009		2008		2007		2006		2005		2004

Ratio of earnings to fixed charges	4.1	x	4.5	x	4.5	x	5.5	x	6.5	x	1.3	x

For purposes of computing these ratios, earnings represents income from continuing operations before income taxes and cumulative effect of change in accounting principle plus interest expense, one-third of rent expense (which approximates the interest component of rental expense), and amortization of capitalized interest. Fixed charges consist of interest expense, the interest component of rental expense, and capitalized interest. We have not had any shares of preferred stock outstanding during any of these periods, and have not paid any preferred stock dividends. Therefore, our ratios of earnings to combined fixed charges and preferred dividends are the same as the ratios above.

Use of proceeds

We expect that we will receive approximately $247.7 million in net proceeds from this offering, after deducting the underwriters’ discount and estimated offering expenses payable by us. We intend to use the net proceeds from this offering for general corporate purposes. These purposes may include the funding of pension plan obligations and the repayment of borrowings outstanding from time to time. Prior to the application of any proceeds, we expect to invest the proceeds in short-term, interest-bearing investments.

Description of notes

The notes offered hereby will constitute a new series of debt securities to be issued under an indenture dated as of January 10, 1994 by and between Eastman Chemical Company and The Bank of New York Mellon Trust Company, N.A., as trustee. The following description is only a summary of the material provisions of the notes and the indenture. You should read the documents in their entirety because they, and not this description, define your rights as a holder of notes. Unless the context requires otherwise, all references to “we” and the “Company” in this “Description of notes” section include only Eastman Chemical Company and not its subsidiaries.

General

The notes will be issued in an initial aggregate principal amount of $250,000,000 and will mature on November 15, 2019. The notes will be issued only in fully registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The notes will not be entitled to any sinking fund.

Interest on the notes will accrue at the rate per annum shown on the cover of this prospectus supplement from November 2, 2009, or from the most recent date from which interest has been paid or provided for. Interest will be payable semi-annually on May 15 and November 15 of each year, beginning on May 15, 2010, to the persons in whose names the notes are registered in the security register at the close of business on the May 1 or November 1 preceding the relevant interest payment date, except that interest payable at maturity shall be paid to the same persons to whom principal of the notes is payable. Interest will be computed on the notes on the basis of a 360-day year of twelve 30-day months.

There is no public trading market for the notes, and we do not intend to apply for listing of the notes on any national securities exchange or for quotation of the notes on any automated dealer quotation system.

Optional redemption

We may redeem the notes, in whole or in part, at our option, at any time at a redemption price equal to the greater of:

•	100% of the principal amount of the notes to be redeemed; or

•	as determined by a Quotation Agent (as defined below), the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued to the date of redemption) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (as defined below) plus 30 basis points plus, in each case, accrued and unpaid interest on the notes to the redemption date; provided that the principal amount of a note remaining outstanding after redemption in part shall be $2,000 or an integral multiple of $1,000 in excess thereof.

“Adjusted Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue,

assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

“Comparable Treasury Issue” means the United States Treasury security selected by a Quotation Agent as having a maturity comparable to the remaining term of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the notes.

“Quotation Agent” means the Reference Treasury Dealer appointed by the trustee after consultation with us.

“Comparable Treasury Price” means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (2) if the trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all quotations obtained.

“Reference Treasury Dealer” means (1) Citigroup Global Markets Inc., J.P. Morgan Securities Inc., and their respective successors; provided, however, that if either of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), we shall substitute therefor another Primary Treasury Dealer; and (2) any other Primary Treasury Dealer selected by the trustee after consultation with us.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by such Reference Treasury Dealer as of 5:00 p.m., New York City time, on the third business day preceding such redemption date.

We will give notice to the trustee of any redemption we propose to make at least 30 days, but not more than 60 days, before the redemption date. If we redeem only some of the notes, the trustee must select the notes to be redeemed by such method as the trustee deems fair and appropriate in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances.

Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the notes or the portion of the notes called for redemption.

Change of control triggering event

Upon the occurrence of a Change of Control Triggering Event with respect to the notes, unless we have exercised our right to redeem the notes as described under “—Optional redemption” by giving irrevocable notice to the trustee in accordance with the indenture, each holder of notes will have the right to require us to purchase all or a portion of such holder’s notes pursuant to the offer described below (the “Change of Control Offer”), at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (the “Change of Control Payment”), subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date.

Within 30 days following the date upon which the Change of Control Triggering Event occurred with respect to the notes, or at our option, prior to any Change of Control but after the public announcement of the pending Change of Control, we will be required to send, by first class mail, a notice to each holder of notes, with a copy to the trustee, which notice will govern the terms of the Change of Control Offer. Such notice will state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law (the “Change of Control Payment Date”). The notice, if mailed prior to the date of consummation of the Change of Control, will state that the Change of Control Offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date.

On the Change of Control Payment Date, we will, to the extent lawful:

•	accept or cause a third party to accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

•	deposit or cause a third party to deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

•	deliver or cause to be delivered to the trustee the notes properly accepted together with an officers’ certificate stating the aggregate principal amount of notes or portions of notes being repurchased and that all conditions precedent to the Change of Control Offer and to the repurchase by us of notes pursuant to the Change of Control Offer have been complied with.

We will not be required to make a Change of Control Offer with respect to the notes if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer otherwise required to be made by us and such third party purchases all the notes properly tendered and not withdrawn under its offer.

We will comply in all material respects with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the notes, we will comply with those securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Offer provisions of the notes by virtue of any such conflict.

For purposes of the foregoing discussion of a Change of Control Offer, the following definitions are applicable:

“Below Investment Grade Rating Event” means the notes cease to be rated Investment Grade by each of the Rating Agencies on any date during the period (the “Trigger Period”) commencing on the earlier of (a) the occurrence of a Change of Control and (b) the first public announcement by us of any Change of Control (or pending Change of Control) and ending 60 days following the consummation of such Change of Control (which Trigger Period will be extended if the rating of the notes is under publicly announced consideration for possible downgrade by any Rating Agency on such 60th day, such extension to last with respect to each Rating Agency until the date on which such Rating Agency considering such possible downgrade either (x) rates the notes below Investment Grade or (y) publicly announces that it is no longer considering the notes for possible downgrade; provided, that no such extension will occur if on such 60th day the notes are rated Investment Grade not subject to review for possible downgrade by any Rating Agency); provided, that a rating event will not be deemed to have occurred in respect of a particular Change of Control (and thus will not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Triggering Event) if each Rating

Agency making the reduction in rating does not publicly announce or confirm or inform the trustee in writing at our request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the Change of Control (whether or not the applicable Change of Control has occurred at the time of the Below Investment Grade Rating Event).

“Change of Control” means the occurrence of any of the following after the date of issuance of the notes:

(1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of Eastman and its subsidiaries taken as a whole to any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act) other than to Eastman or one of its subsidiaries;

(2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act, it being agreed that an employee of Eastman or any of its subsidiaries for whom shares are held under an employee stock ownership, employee retirement, employee savings or similar plan and whose shares are voted in accordance with the instructions of such employee shall not be a member of a “group” (as that term is used in Section 13(d)(3) of the Exchange Act) solely because such employee’s shares are held by a trustee under said plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of our Voting Stock representing more than 50% of the voting power of our outstanding Voting Stock;

(3) we consolidate with, or merge with or into, any Person, or any Person consolidates with, or merges with or into, us, in any such event pursuant to a transaction in which any of our outstanding Voting Stock or Voting Stock of such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where our Voting Stock outstanding immediately prior to such transaction constitutes, or is converted into or exchanged for, Voting Stock representing more than 50% of the voting power of the Voting Stock of the surviving Person immediately after giving effect to such transaction; or

(4) during any period of 24 consecutive calendar months, the majority of the members of our board of directors shall no longer be composed of individuals (a) who were members of our board of directors on the first day of such period or (b) whose election or nomination to our board of directors was approved by individuals referred to in clause (a) above constituting, at the time of such election or nomination, at least a majority of our board of directors or, if directors are nominated by a committee of our board of directors, constituting at the time of such nomination, at least a majority of such committee.

Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (i) we become a direct or indirect wholly-owned subsidiary of a holding company and (ii) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of our Voting Stock immediately prior to that transaction.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event. Notwithstanding the foregoing, no Change of Control

Triggering Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating category of Moody’s) and a rating of BBB- or better by S&P (or its equivalent under any successor rating category of S&P), and the equivalent investment grade credit rating from any replacement rating agency or rating agencies selected by us under the circumstances permitting us to select a replacement agency and in the manner for selecting a replacement agency, in each case as set forth in the definition of “Rating Agency.”

“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.

“Rating Agency” means each of Moody’s and S&P; provided, that if any of Moody’s or S&P ceases to provide rating services to issuers or investors, we may appoint another “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act as a replacement for such Rating Agency; provided, that we shall give notice of such appointment to the trustee.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

“Voting Stock” of any specified Person as of any date means the capital stock of such Person that is at the time entitled to vote generally in the election of the board of directors of such Person.

For purposes of the notes, the following definition is applicable:

“Person” means any individual, corporation, partnership, limited liability company, business trust, association, joint-stock company, joint venture, trust, incorporated or unincorporated organization or government or any agency or political subdivision thereof.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of Eastman and its subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise, established definition of the phrase under applicable law. Accordingly, the applicability of the requirement that we offer to repurchase the notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of Eastman and its subsidiaries taken as a whole to another Person or group may be uncertain.

Certain covenants

The indenture contains, among others, the following covenants:

Maintenance of properties

We will cause all properties material to the conduct of our business or the business of any Subsidiary (as defined below) to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in our judgment may be necessary so that the business carried on in connection with the Subsidiary may be properly and advantageously conducted at all times. However, this covenant will not prohibit us from discontinuing the operation or maintenance of any of such properties if such discontinuance is, in our judgment, desirable in the conduct of our business or the business of any Subsidiary and not disadvantageous in any material respect to the holders of the debt securities.

Restrictions on secured debt

If we or any Restricted Subsidiary (as defined below) shall incur or guarantee any Debt (as defined) secured by a Mortgage (as defined) on any Principal Property (as defined below) or on any shares of stock or Debt of any Restricted Subsidiary, we will secure the debt securities equally and ratably with (or prior to) such secured Debt, unless after giving effect thereto, the aggregate amount of all such Debt so secured, together with all Attributable Debt (as defined below) in respect of sale and leaseback transactions involving Principal Properties (see “—Restrictions on sales and leasebacks” below), would not exceed 10% of our Consolidated Net Tangible Assets and those of our consolidated Subsidiaries. This restriction will not apply to, and there will be excluded from secured Debt in any computation under such restriction, Debt secured by:

•	Mortgages on property, shares of stock or Debt existing on the date of the indenture;

•	Mortgages securing only debt securities issued under the indenture;

•	Mortgages on property of, or on any shares of stock or Debt of, any person, which Mortgages are existing at the time (i) such person became a Restricted Subsidiary, (ii) such person is merged into or consolidated with us or any Subsidiary or (iii) another Subsidiary merges into or consolidates with such person (in a transaction in which such person becomes a Restricted Subsidiary), which Mortgage was not incurred in anticipation of such transaction and was outstanding prior to such transaction;

•	Mortgages in favor of us or a Subsidiary;

•	Mortgages in favor of governmental bodies to secure progress or advance payments;

•	Mortgages of property, shares of stock or Debt existing at the time of acquisition thereof (including acquisition through merger or consolidation);

•	certain purchase money Mortgages and Mortgages to secure the construction cost of property; and

•	any extension, renewal or replacement of any Mortgage referred to in the foregoing bullet points.

Restrictions on sales and leasebacks

Neither we nor any Restricted Subsidiary may enter into any sale and leaseback transaction involving any Principal Property, completion of construction and commencement of full operation of which has occurred more than 180 days prior to the transaction, unless:

•	we or such Restricted Subsidiary could create Debt secured by a Mortgage on such property as provided for above under “—Restrictions on secured debt” in an amount equal to the Attributable Debt with respect to the sale and leaseback transaction without equally and ratably securing the debt securities of each series issued under the indenture; or

•	the net proceeds of the sale or transfer of the Principal Property leased pursuant to such arrangement exceeds the fair market value of such Principal Property and we, within 180 days, apply to the retirement of our Funded Debt (as defined) an amount not less than the greater of (i) the net proceeds of the sale of the Principal Property leased pursuant to such arrangement or (ii) the fair market value of the Principal Property so leased (subject to credits for certain voluntary retirements of Funded Debt).

This restriction will not apply to any sale and leaseback transaction (a) between us and a Restricted Subsidiary or between Restricted Subsidiaries or (b) involving the taking back of a lease for a period, including renewals, of less than three years.

Restrictions on subsidiary debt

We may not permit any Restricted Subsidiary to incur or assume any Debt except:

•	Debt that is or could be secured by a Mortgage permitted pursuant to the restrictions described above under “—Restrictions on secured debt;”

•	Debt that is outstanding on the date of the indenture;

•	Debt that is issued to and held by us or another Restricted Subsidiary;

•	Debt incurred by a Person prior to the time (i) such person became a Restricted Subsidiary, (ii) such person is merged into or consolidated with us or any Subsidiary or (iii) another Subsidiary merges into or consolidates with such person (in a transaction in which such person becomes a Restricted Subsidiary), which Debt was not incurred in anticipation of such transaction and was outstanding prior to such transaction;

•	Debt that is incurred in the ordinary course of business and that matures within one year; and

•	extensions, renewals or replacements of any of the foregoing.

We may permit a Restricted Subsidiary to incur Debt as described in the second through last bullet points above only to the extent that the aggregate amount of all such Debt of all Restricted Subsidiaries does not exceed 10% of Consolidated Net Tangible Assets.

Consolidation, merger and certain sales of assets

Without the consent of the holders of any outstanding debt securities, we may consolidate with or merge into, or convey, transfer or lease our properties and assets substantially as an entirety to, any person, and may permit any person to merge into, or convey, transfer or lease our properties and assets substantially as an entirety to, us, provided that:

•	any successor person must be a corporation, partnership, trust or other entity organized and validly existing under the laws of any domestic jurisdiction and must assume our obligations on the debt securities and under the indenture;

•	after giving effect to the transaction, no Event of Default (as defined), and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

•	certain other conditions are met.

Certain definitions

“Attributable Debt” means, as to any particular lease under which any person is at the time liable, at any date as of which the amount is to be determined, the total net amount of rent required to be paid by such person under such lease during the remaining term of the lease, discounted from the respective due dates to such date at the weighted average rate per year borne by the debt securities compounded annually. The net amount of rent required to be paid under any such lease for any such period is the aggregate amount of the rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges. In the case of any lease which is terminable by the lessee upon the payment of penalty, such net amount shall also include the amount of such penalty, but no rent will be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

“Consolidated Net Tangible Assets” means the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting from this amount (a) all current liabilities, except for (i) notes and loans payable, (ii) current maturities of long-term debt and (iii) current maturities of obligations under capital leases, and (b) goodwill and other intangibles.

“Principal Property” means any single parcel of real estate, any manufacturing plant or warehouse owned or leased by us or any Subsidiary which is located within the United States and the gross book value (without reduction of any depreciation reserves) of which on the date as of which the determination is being made exceeds 1% of Consolidated Net Tangible Assets, other than any manufacturing plant or warehouse or portion thereof (a) which is a pollution control or other facility financed by obligations issued by a state or local government unit, or (b) which, in the good faith opinion of our Board of Directors as evidenced by a resolution of the Board of Directors, is not of material importance to the total business conducted by us and our Subsidiaries as an entirety.

“Restricted Subsidiary” means any wholly owned Subsidiary of ours substantially all of the assets of which are located in the United States (excluding territories or possessions) and which owns a Principal Property, except for a Subsidiary that is principally engaged in the business of financing, owning, buying, selling, leasing, dealing in or developing real property, or exporting goods or merchandise from or importing goods or merchandise into the United States.

“Subsidiary” means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by us or by one or more other Subsidiaries, or by us and one or more other Subsidiaries. For the purposes of this definition, “voting stock” means stock that ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

Issuance of additional notes

We may, without the consent of the holders of notes, increase the principal amount of the notes by issuing additional notes in the future on the same terms and conditions, except for any differences in the issue price and interest accrued prior to the issue date of the additional notes, and with the same CUSIP number as the notes offered hereby. The notes offered by this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein and any additional notes would rank equally and ratably and would be treated as a single class for all purposes under the indenture. No additional notes may be issued if any Event of Default has occurred with respect to the notes.

Ranking

The notes will be our unsecured unsubordinated obligations and will rank on a parity in right of payment with all our other unsecured and unsubordinated debt for borrowed money. The notes will be effectively subordinated to any of our future secured debt to the extent of the value of the assets securing such debt. As of September 30, 2009, we had debt of approximately $1.35 billion that would rank equally with the notes.

The notes will not be guaranteed by any of our subsidiaries and will therefore be structurally subordinated to all existing and future debt and other obligations, including trade payables, of our subsidiaries. As of September 30, 2009, our subsidiaries had approximately $86 million of debt.

The indenture does not limit the incurrence by us or our subsidiaries of other unsecured debt and does not limit the incurrence of secured debt by our subsidiaries which are not Restricted Subsidiaries. The indenture and the terms of the notes will not contain any covenants (other than those described herein) designed to afford holders of any notes protection in a highly leveraged or other transaction involving us that may adversely affect holders of the notes.

Concerning the trustee

The Bank of New York Mellon Trust Company, N.A. is the trustee under the indenture. We may, from time to time, borrow from or maintain deposit accounts and conduct other banking transactions with the trustee or its affiliates in the ordinary course of business.

Governing law

The indenture and the notes will be governed by and construed in accordance with the internal laws of the State of New York.

Book-entry system; delivery and form

As described more fully in the accompanying prospectus, the notes will be deposited with the trustee on behalf of the Depositary Trust Company (the “Depositary”), in the form of one or more global debt securities. As long as the Depositary is the depositary for the notes, you may hold interests in the notes through participants in the Depositary, including Clearstream Banking, société anonyme (“Clearstream”) and Euroclear Bank S.A./ N.V., as operator of the Euroclear System (“Euroclear”). Euroclear and Clearstream will hold interests, in each case, on behalf of their participants through customers’ securities accounts in the names of Euroclear and Clearstream on the books of their respective depositaries, which in turn will hold such interests in customers’ securities accounts in the depositaries’ names on the Depositary’s books.

Payments, deliveries, transfers, exchanges, notices and other matters relating to the notes made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. We have no control over those systems or their participants and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, on the one hand, and other participants in the Depositary, on the other hand, would also be subject to the rules and procedures of the Depositary.

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, U.S. investors who hold their interests in the notes through these systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both the Depositary and Euroclear or Clearstream may need to make special arrangements to finance any purchases or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than transactions within one clearing system.

Certain U.S. federal income tax considerations

The following discussion summarizes certain U.S. federal income tax considerations that may be relevant to the ownership and disposition of the notes by an investor who purchases the notes in this initial offering. This discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), applicable Treasury Regulations promulgated thereunder, judicial authority and administrative interpretations, all effective as of the date hereof and subject to change (possibly with retroactive effect) or differing interpretations.

This discussion does not purport to address all tax considerations that may be relevant to you in light of your particular circumstances, or to certain categories of investors that may be subject to special tax rules, such as banks, insurance companies, regulated investment companies, real estate investment trusts, tax-exempt organizations, dealers in securities, taxpayers that utilize the mark-to-market method of accounting, U.S. persons whose functional currency is not the U.S. dollar, partnerships or other pass-through entities for U.S. federal income tax purposes (or investors in such entities), persons subject to the alternative minimum tax, individual retirement and other tax-deferred accounts, U.S. expatriates or investors who hold the notes as part of a hedge, straddle or other risk reduction transaction. This discussion is limited to initial investors who purchase the notes for cash at the original offering price and who hold the notes as capital assets (generally, for investment purposes). If any entity treated as a partnership for U.S. federal income tax purposes holds the notes, the tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. Partnerships and partners in such partnerships should consult their tax advisors about the U.S. federal income tax consequences of owning and disposing of a note. This summary does not consider any tax consequences arising under the laws of any foreign, state, local or other jurisdiction or any U.S. federal taxes other than income taxes.

U.S. Holders

This subsection describes the tax consequences to a U.S. Holder. You are a “U.S. Holder” if you are a beneficial owner of a note and you are, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a domestic corporation;

•	an estate whose income is subject to U.S. federal income tax regardless of its source; or

•	a trust (i) if a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust or (ii) that has a valid election in place to be treated as a U.S. person for U.S. federal income tax purposes.

If you are not a U.S. Holder, this subsection does not apply to you, and you should refer to “Non-U.S. Holders” below.

Payments of interest

You will be required to report stated interest on your note at the time you receive the interest or when it accrues, depending on your method of accounting for U.S. federal income tax purposes. Interest so paid or accrued on a note will be treated as ordinary interest income. An accrual method taxpayer is required to include in gross income interest on a note when earned, even if not paid.

Treasury regulations provide special rules for the treatment of debt instruments that provide for contingent payments. Under these regulations, a contingency is disregarded if the contingency is remote or incidental. We believe that the contingencies on the notes, notably your right to require us to purchase the notes upon a Change of Control Triggering Event, are remote for this purpose, and thus that the contingent payment debt instrument rules do not apply. If this conclusion is incorrect, the timing of the interest on the notes for federal income tax purposes could be affected. You are advised to consult your own tax advisor as to the possible application to the notes of the Treasury regulations on contingent payment debt instruments.

Sale, exchange, redemption or retirement of the notes

If your note is sold, exchanged, redeemed or retired (or otherwise disposed of) you will recognize gain or loss equal to the difference between the amount realized (excluding any amounts attributable to accrued but unpaid stated interest, which will be treated as ordinary interest income if not previously included in income) and your adjusted basis in the note. Your adjusted basis generally will equal your cost of acquiring the note. Any such gain or loss realized will generally be capital gain or loss. Capital gain of a noncorporate U.S. Holder that is recognized in taxable years beginning before January 1, 2011 is generally taxed at a maximum rate of 15% where the property is held more than one year. The deductibility of capital losses is subject to certain limitations.

Non-U.S. Holders

You are a “Non-U.S. Holder” for purposes of this discussion if you are a beneficial owner of a note and you are, for U.S. federal income tax purposes, an individual, corporation, estate or trust that is not a U.S. Holder.

Interest on the notes

Payments of interest to you on a note generally will be exempt from U.S. federal income tax and withholding tax under the “portfolio interest” exemption if you properly certify as to your foreign status (as described below) and:

•	you do not conduct a trade or business within the U.S. to which the interest income is effectively connected;

•	you do not own, actually or constructively, 10% or more of the combined voting power of all classes of our stock entitled to vote within the meaning of section 871(h)(3) of the Code and the Treasury Regulations thereunder;

•	you are not a “controlled foreign corporation” that is related to us; and

•	you are not a bank that receives such interest in a transaction described in section 881(c)(3)(A) of the Code.

The portfolio interest exemption and several of the special rules for Non-U.S. Holders described below generally apply only if you appropriately certify as to your foreign status. You can generally meet this certification requirement by providing a properly executed IRS Form W-8BEN or appropriate substitute form to us or our paying agent certifying under penalty of perjury that you are not a U.S. person. If you hold the notes through a securities clearing organization, financial institution or other agent acting on your behalf, you may be required to provide appropriate certifications to such agent. Your agent will then generally be required to provide appropriate certifications to us or our paying agent, either directly or through other intermediaries. Special rules apply to partnerships, foreign estates and trusts and other intermediaries, and in certain circumstances certifications as to foreign status of partners, trust owners or beneficiaries may have to be provided. In addition, special rules apply to qualified intermediaries that enter into withholding agreements with the IRS.

If you cannot satisfy the requirements described above for the portfolio interest exemption, payments of interest made to you on the notes will be subject to the 30% U.S. federal withholding tax, unless you provide us either with (1) a properly executed IRS Form W-8BEN (or successor form) establishing an exemption from (or a reduction of) withholding under an applicable tax treaty or (2) a properly executed IRS Form W-8ECI (or successor form) certifying that interest paid on the notes is not subject to withholding tax because the interest is effectively connected with your conduct of a trade or business in the United States (and if an applicable tax treaty so requires, attributable to your permanent establishment in the United States).

Sale, exchange, redemption or retirement of the notes

You generally will not be subject to U.S. federal income tax (and generally no tax will be withheld) on any gain realized on the sale, exchange, redemption or retirement (or other taxable disposition) of a note unless:

•	the gain is effectively connected with the conduct by you of a U.S. trade or business; or

•	you are an individual who has been present in the United States for 183 days or more in the taxable year of disposition and certain other requirements are met.

If you are described in the first bullet point, see “— Income or gain effectively connected with a U.S. trade or business” below. If you are described in the second bullet point, any gain realized from the sale, exchange, redemption, retirement or other taxable disposition of the notes will be subject to U.S. federal income tax at a 30% rate (or lower applicable treaty rate), which may be offset by certain losses.

Income or gain effectively connected with a U.S. trade or business

If any interest on the notes or gain from the sale, exchange, redemption or retirement (or other taxable disposition) of the notes is effectively connected with a U.S. trade or business conducted by you, then the income or gain will be subject to U.S. federal income tax at regular graduated U.S. federal income tax rates. These rules may be varied, or an exception may be provided, by an income tax treaty between the United States and your country of residence (assuming you are entitled to the benefits of such treaty). Interest on the notes that is so taxed at regular U.S. rates will not be subject to U.S. withholding tax if certain certification requirements are satisfied. You can generally meet these certification requirements by providing an IRS Form W-8ECI (or appropriate substitute form) to us, or our paying agent. If you are a corporation, the portion of your earnings and profits that is effectively connected with your conduct of a U.S. trade of business may be subject to an additional “branch profits tax” at a 30% rate, although an applicable tax treaty may provide for a lower rate.

Information reporting and backup withholding

Payments to you of interest on a note, and amounts withheld from such payments, if any, generally will be required to be reported to the IRS and to you. Copies of these information returns may also be made available under the provisions of a specific treaty or other agreement to tax authorities of the country in which a Non-U.S. Holder resides.

Information reporting to the IRS generally will apply to payments of interest and the proceeds of a disposition of a note (including a retirement or redemption) to a U.S. Holder unless such U.S. Holder is an exempt recipient (such as a corporation). Backup withholding (currently at a rate of 28%) will apply to such payments if such U.S. Holder fails to provide its taxpayer identification number or certification of exempt status or is notified by the IRS that such holder is subject to backup withholding because it has previously failed to properly report payments of interest or dividends.

Backup withholding generally will not apply to payments of interest on a note to a Non-U.S. Holder if such Non-U.S. Holder duly provides certification of foreign status such as an IRS Form W-8BEN described in “— Interest on the notes” or otherwise establishes an exemption, provided that we do not have actual knowledge or reason to know that such holder is a U.S. person.

Payment of the proceeds of a disposition of a note (including a retirement or redemption) held by a Non-U.S. Holder effected by the U.S. office of a U.S. or foreign broker will be subject to information reporting requirements and backup withholding unless such Non-U.S. Holder properly certifies under penalties of perjury as to its foreign status and certain other conditions are met or otherwise establishes an exemption. Information reporting requirements and backup withholding generally will not apply to any payment of the proceeds of a disposition of a note (including a retirement or redemption) held by a Non-U.S. Holder effected outside the United States by a foreign office of a broker. However, unless (i) such a broker has documentary evidence in its records that such holder is a Non-U.S. Holder and certain other conditions are met or (ii) such holder otherwise establishes an exemption, information reporting will apply to a payment of the proceeds of a disposition of a note held by a Non-U.S. Holder affected outside the United States by certain brokers with substantial connections to the United States.

Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules may be credited against your U.S. federal income tax liability and any excess may be refundable if the proper information is provided to the IRS on a timely basis.

Underwriting

Subject to the terms and conditions in the underwriting agreement between us and Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., as representatives of the several underwriters named below, we have agreed to sell to each underwriter, and each underwriter has severally agreed to purchase from us, the principal amount of notes set forth opposite the names of the underwriters below:

Principal amount
Underwriter	of notes

Citigroup Global Markets Inc.	$76,923,000
J.P. Morgan Securities Inc.	76,923,000
RBS Securities Inc.	26,924,000
Deutsche Bank Securities Inc.	11,539,000
Wells Fargo Securities, LLC	11,539,000
Banc of America Securities LLC	7,692,000
Barclays Capital Inc.	7,692,000
Mitsubishi UFJ Securities (USA), Inc.	7,692,000
HSBC Securities (USA) Inc.	7,692,000
Mizuho Securities USA Inc.	7,692,000
SunTrust Robinson Humphrey, Inc.	7,692,000

Total	$250,000,000

The underwriting agreement provides that the underwriters severally agree to purchase all of the notes if any of them are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

The underwriters initially propose to offer the notes to the public at the public offering prices that appear on the cover page of this prospectus supplement. The underwriters may offer the notes to selected dealers at the public offering price minus a concession of up to 0.400% of the principal amount of the notes. In addition, the underwriters may allow, and those selected dealers may re-allow, a concession of up to 0.250% of the principal amount of the notes to certain other dealers. After the initial offering, the underwriters may change the public offering prices and any other selling terms. The underwriters may offer and sell notes through certain of their affiliates.

The following table shows the underwriting discounts and commissions to be paid to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the notes).

Paid by us

Per note	0.650%
Total:	$1,625,000

In the underwriting agreement, we have agreed that:

•	we will pay our expenses related to the offering, which we estimate will be $412,000.

•	we will indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, or contribute to payments that the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of an officer’s certificate and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

The notes are a new issue of securities, and there is currently no established trading market for the notes. We do not intend to apply for the notes to be listed on any securities exchange or to arrange for the notes to be quoted on any quotation system. The underwriters have advised us that they intend to make a market in the notes, but they are not obligated to do so. The underwriters may discontinue any market making in the notes at any time in their sole discretion. Accordingly, we cannot assure you that a liquid trading market will develop for the notes, that you will be able to sell your notes at a particular time or that the prices that you receive when you sell will be favorable.

In connection with the offering of the notes, the underwriters may engage in over-allotment, stabilizing transactions and syndicate covering transactions. Over-allotment involves sales in excess of the offering size, which creates a short position for the underwriters. Stabilizing transactions involve bids to purchase the notes in the open market for the purpose of pegging, fixing or maintaining the price of the notes. Syndicate-covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions and syndicate-covering transactions may cause the price of the notes to be higher than it would otherwise be in the absence of those transactions. If the underwriters engage in stabilizing or syndicate-covering transactions, they may discontinue them at any time.

In the ordinary course of their respective businesses, the underwriters or their affiliates have engaged, or may in the future engage, in commercial banking or investment banking transactions with Eastman Chemical Company and its affiliates and have received or may in the future receive compensation.

Selling restrictions

European economic area

In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a “relevant member state”), each underwriter has represented and agreed with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the “relevant implementation date”), an offer of securities described in this prospectus supplement may not be made to the public in that relevant member state other than:

•	to any legal entity that is authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•	to any legal entity that has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

•	in any other circumstances that do not require the publication of a prospectus pursuant to Article 3 of the Prospectus Directive,

provided that no such offer of securities shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive. Each purchaser of notes described in this prospectus supplement located within a relevant member state will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of Article 2(1)(e) of the Prospective Directive.

For purposes of this provision, the expression an “offer of securities to the public” in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each relevant member state.

United Kingdom

This prospectus supplement is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive (“Qualified Investors”) that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

Experts

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in “Management’s report on internal control over financial reporting”) incorporated in this prospectus supplement by reference to the annual report on Form 10-K for the year ended December 31, 2008 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Legal matters

The validity of the notes offered hereby will be passed upon for us by Jones Day. Certain legal matters with respect to the notes will be passed upon for us by Theresa K. Lee, Senior Vice President, Chief Legal Officer and Corporate Secretary of Eastman Chemical Company. As of October 26, 2009, Ms. Lee held 31,423 shares of our common stock and options to purchase 115,171 additional shares of common stock (73,237 of which options were exercisable). Certain legal matters related to the offering of the notes will be passed upon for the underwriters by Davis Polk & Wardwell LLP.

PROSPECTUS

Eastman Chemical Company

Common Stock, Preferred Stock, Depositary Shares,
Warrants, Stock Purchase Contracts, Stock Purchase Units,
Debt Securities and Units

From time to time we may offer common stock, preferred stock, depositary shares, warrants, stock purchase contracts, stock purchase units, debt securities or units consisting of a combination of any of these securities. The debt securities that we may offer may consist of debentures, notes and/or other unsecured evidences of indebtedness in one or more series. The securities offered under this prospectus may be offered separately, together or in separate series and in amounts, at prices and on terms to be determined at the time of sale. Each time we offer to sell securities under this prospectus, we will provide a prospectus supplement that will set forth the terms of that offering of securities. You should read this prospectus and the applicable prospectus supplement before deciding whether to invest in our securities.

Our common stock is traded on the New York Stock Exchange under the symbol “EMN.” On May 14, 2009, the closing price of our common stock on the NYSE was $39.08 per share. As of the date of this prospectus, none of the other securities that we may offer by this prospectus are listed on any national securities exchange or automated quotation system.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Investing in our securities involves risks. See “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations — Forward-Looking Statements and Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2008, which is incorporated herein by reference.

The date of this prospectus is May 15, 2009.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission using a shelf registration process. This prospectus provides you with a general description of various securities we may offer and sell from time to time.

The securities offered under this prospectus may be offered separately, together or in separate series and in amounts, at prices and on terms to be determined at the time of sale. A prospectus supplement that will set forth the terms of the offering of any securities, including a description of the risks relating to that offering if those items are not described in this prospectus, will accompany this prospectus. The terms described in a prospectus supplement will include:

•	in the case of common stock, the offering price and number of shares;

•	in the case of preferred stock, with respect to the relevant class or series, the offering price, title, maximum number of shares, rate, if any (which may be fixed or variable), time of payment, and relative priority of any dividends, any terms for redemption at our option or the option of the holder, any terms for sinking fund payments, any terms for conversion or exchange into other securities, any voting rights, any restrictions on further issuances, any listing on a securities exchange and any other terms of the preferred stock;

•	in the case of depositary shares, the offering price, the number of fractional shares of preferred stock represented thereby, the depositary, the terms of the preferred stock and any other terms of the depositary shares;

•	in the case of warrants, the offering price, designation and terms of the security purchasable upon exercise of the warrant (which may be a debt security or common or preferred stock), the exercise price, the amount of such underlying security that may be purchased upon exercise, exercisability and expiration dates, redemption provisions, if any, and any other terms of the warrants;

•	in the case of stock purchase contracts and stock purchase units, the offering price, the party who is obligated to purchase common stock or preferred stock (which may be Eastman), the purchase price (which may be fixed or determined by formula), the purchase dates, the security sold with the stock purchase unit and any other terms of the stock purchase contracts and stock purchase units;

•	in the case of debt securities, the title, aggregate principal amount, denominations (which may be in United States dollars, in any other currency or in composite currencies), maturity, rate, if any (which may be fixed or variable), whether the debt securities are offered pursuant to a medium term notes program, the time of payment of any interest, any terms for redemption at our option or the option of the holder, any terms for sinking fund payments, any terms for conversion or exchange into other securities, any listing on a securities exchange and the initial public offering price and any other terms in connection with the offering of such debt securities; and

•	in the case of units, the offering price, the type and amount of securities sold as part of the unit, the terms of such securities and any other terms in connection with the offering of such units.

A prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any accompanying prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and the applicable prospectus supplement, together with additional information under the heading “Available Information,” before deciding whether to invest in any of the securities offered.

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making offers to sell the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

We may sell securities to or through underwriters or dealers, and also may sell securities directly to other purchasers or through agents. To the extent not described in this prospectus, the names of any underwriters, dealers or agents employed by us in the sale of the securities covered by this prospectus, the principal amounts or number of shares or other securities, if any, to be purchased by such underwriters or dealers and the compensation, if any, of such underwriters, dealers or agents will be set forth in an accompanying prospectus supplement.

Wherever references are made in this prospectus to information that will be included in a prospectus supplement, to the extent permitted by applicable law, rules or regulations, we may instead include such information or add, update or change the information contained in this prospectus by means of a post-effective amendment to the registration statement of which this prospectus is a part, through filings we make with the SEC that are incorporated by reference into this prospectus or by any other method as may then be permitted under applicable law, rules or regulations.

The information in this prospectus is accurate as of the date on the front cover. Information incorporated by reference into this prospectus is accurate as of the date of the document from which the information is incorporated. You should not assume that the information contained in this prospectus is accurate as of any other date.

References in this prospectus to the terms “we,” “us” or “Eastman” or other similar terms mean Eastman Chemical Company, including our subsidiaries, unless we state otherwise or the context indicates otherwise.

FORWARD-LOOKING STATEMENTS

A number of the statements made or incorporated by reference in this prospectus are “Forward-Looking Statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934, as amended. Forward-Looking Statements are all statements, other than statements of historical fact, that may be made by us from time to time. In some cases, you can identify forward-looking statements by terminology such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “will,” “would,” and similar expressions or expressions of the negative of these terms. Forward-Looking Statements may relate to, among other things, such matters as planned and expected capacity increases and utilization; anticipated capital spending; expected depreciation and amortization; environmental matters; legal proceedings; exposure to, and effects of hedging of, raw material and energy costs and foreign currencies; global and regional economic, political, and business conditions; competition; growth opportunities; supply and demand, volume, price, cost, margin and sales; earnings, cash flow, dividends and other expected financial results and conditions; expectations, strategies, and plans for individual products, businesses, and segments as well as for the whole of Eastman; cash requirements and sources of liquidity and uses of available cash; financing plans and activities; pension expenses and funding; credit ratings; anticipated restructuring, divestiture, and consolidation activities; cost reduction and control efforts and targets; integration of any acquired businesses; strategic initiatives and development, production, commercialization and acceptance of new products, services and technologies and related costs; asset, business and product portfolio changes; and expected tax rates and net interests costs.

Forward-Looking Statements are based upon certain underlying assumptions as of the date such statements were made. Such assumptions are in turn based upon internal estimates and analyses of market conditions and trends, management plans and strategies, economic conditions and other factors deemed relevant and appropriate at the applicable time. Forward-Looking Statements and the assumptions underlying them are necessarily subject to risks and uncertainties inherent in projecting future conditions and results. Actual results could differ materially from expectations expressed in the Forward-Looking Statements if one or more of the underlying assumptions and expectations proves to be inaccurate or is unrealized. Certain important factors, risks, and uncertainties that could cause actual results to differ materially from those in the Forward-Looking Statements are included with such Forward-Looking Statements and under “Forward-Looking Statements and Risk Factors” in our periodic reports filed with the SEC and incorporated by reference into this prospectus.

Unless required by law, we undertake no obligation to publicly update or revise any Forward-Looking Statements to reflect events or developments after the date of this prospectus.

THE COMPANY

Eastman Chemical Company (“Eastman” or the “Company”) is a global chemical company which manufactures and sells a broad portfolio of chemicals, plastics, and fibers. Eastman began business in 1920 for the purpose of producing chemicals for Eastman Kodak Company’s photographic business and became a public company, incorporated in Delaware, as of December 31, 1993. Eastman has eleven manufacturing sites in seven countries that supply chemicals, plastics, and fibers products to customers throughout the world. The Company’s headquarters and largest manufacturing site are located in Kingsport, Tennessee.

The Company’s products and operations are managed and reported in five operating segments: the Coatings, Adhesives, Specialty Polymers, and Inks (“CASPI”) segment, the Fibers segment, the Performance Chemicals and Intermediates (“PCI”) segment, the Performance Polymers segment and the Specialty Plastics (“SP”) segment.

Our principal executive offices are located at 200 South Wilcox Drive, Kingsport, Tennessee 37662, and our phone number at that address is (423) 229-2000. We maintain a website at www.eastman.com; however, the information on our website is not incorporated by reference into this prospectus.

RATIOS OF EARNINGS TO FIXED CHARGES

The following table sets forth our consolidated ratios of earnings to fixed charges for the indicated periods:

	For the Three
	Months
	Ended
	March 31,	Year Ended December 31,
	2009	2008		2007		2006		2005		2004

Ratio of earnings to fixed charges	0.8x(1)	4.5	x	4.5	x	5.5	x	6.5	x	1.3	x

For purposes of computing these ratios, earnings represents income from continuing operations before income taxes and cumulative effect of change in accounting principle plus interest expense, one-third of rent expense (which approximates the interest component of rental expense), and amortization of capitalized interest. Fixed charges consist of interest expense, the interest component of rental expense, and capitalized interest. We have not had any shares of preferred stock outstanding during any of these periods, and have not paid any preferred dividends. Therefore, our ratios of earnings to combined fixed charges and preferred dividends are the same as the ratios above.

(1)	For the three months ended March 31, 2009, the coverage ratio was less than 1.0x. To achieve a coverage ratio of 1.0x, additional pre-tax earnings of $6.0 million would have been required.

USE OF PROCEEDS

Unless otherwise indicated in the accompanying prospectus supplement, the net proceeds from the sale of the securities offered hereby will be used for general corporate purposes, which may include additions to working capital, refinancing existing indebtedness, capital expenditures and possible acquisitions. We have not allocated a specific portion of the net proceeds for any particular use at this time. Specific information concerning the use of proceeds from the sale of any securities will be included in the prospectus supplement relating to such securities.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is a summary. You should refer to our certificate of incorporation and our bylaws for the actual terms of our capital stock. These documents are filed as exhibits to the registration statement of which this prospectus is a part.

Authorized Capital Stock

We are authorized to issue up to 400,000,000 shares of capital stock, of which 50,000,000 may be shares of preferred stock, par value $.01 per share, and 350,000,000 may be shares of common stock, par value $.01 per share. As of March 31, 2009, 72,644,214 shares of common stock were issued and outstanding. As of the date hereof, no class or series or preferred stock has been established, and no shares of preferred stock have been issued or are outstanding.

Common Stock

Holders of common stock are entitled to one vote for each share on all matters voted on by stockholders. Holders of common stock do not have cumulative voting rights in the election of directors. Holders of common stock do not have any preemptive right to subscribe for or purchase any of our securities of any class or kind.

Holders of common stock do not have any subscription, redemption or conversion privileges. Subject to the preferences or other rights of any preferred stock that may be issued from time to time, holders of common stock are entitled to participate ratably in dividends on the common stock as declared by the Board of Directors. Holders of common stock are entitled to share ratably in all assets available for distribution to stockholders in the event of our liquidation or dissolution, subject to distribution of the preferential amount, if any, to be distributed to holders of preferred stock.

Preferred Stock

Subject to limitations prescribed by law, the Board of Directors is authorized to determine the rights, preferences, limitations and other terms of any class or series of preferred stock. Issuances of preferred stock would be subject to the applicable rules of the New York Stock Exchange or other organizations on whose systems our stock may then be quoted or listed. Depending upon the terms of preferred stock established by the Board of Directors, any or all classes or series of preferred stock may have preference over the common stock with respect to dividends and other distributions and upon our liquidation. Issuance of any such shares with voting powers would dilute the voting power of the outstanding common stock. Except as otherwise provided in an applicable prospectus supplement, holders of preferred stock will not have any preemptive right to subscribe for or purchase any of our securities of any class or kind.

A prospectus supplement relating to a certain class or series of preferred stock will describe the material terms of that class or series of preferred stock including, without limitation:

•	the designation of such class or series and the number of shares offered;

•	the initial public offering price at which the shares will be issued;

•	the dividend rate of that class or series, the conditions and dates upon which those dividends will be payable, and whether those dividends will be cumulative or noncumulative;

•	the relative ranking and preferences of that class or series as to dividend rights and rights upon any liquidation, dissolution or winding up of our affairs;

•	any redemption or sinking fund provisions;

•	any conversion or exchange rights of the holder or us;

•	any voting rights;

•	any listing of that class or series on any securities exchange; and

•	any other terms of that class or series.

Certain Provisions Affecting Control of the Company

General

Certain provisions of our certificate of incorporation, our bylaws and Delaware statutory law described in this section may delay or make more difficult acquisitions or changes of control of Eastman not approved by our Board of Directors. These provisions could have the effect of discouraging third parties from making proposals involving an acquisition or change of control of Eastman, although these kinds of proposals, if made, might be considered desirable by a majority of our stockholders. These provisions may also have the effect of making it more difficult for third parties to cause the replacement of our current management without the concurrence of the Board of Directors.

Number of Directors; Removal; Vacancies

Our certificate of incorporation and bylaws provide that the number of directors will be determined from time to time exclusively by a vote of a majority of our Board of Directors then in office. The certificate of incorporation also provides that the Board of Directors has the exclusive right to fill vacancies, including vacancies created by expansion of the Board of Directors. The certificate of incorporation further provides that directors may be removed only for cause and only by the affirmative vote of the holders of at least 66 2/3% of the voting power of all of the shares of our capital stock then entitled to vote in the election of directors. This provision, in conjunction with the provision authorizing the Board of Directors to fill vacant directorships, could prevent stockholders from removing incumbent directors without cause and filling the resulting vacancies with their own nominees.

Classified Board of Directors

Our certificate of incorporation provides for our Board of Directors to be divided into three classes of directors serving staggered three-year terms. As a result, approximately one third of our directors are elected each year. This provision could prevent a party who acquires control of a majority of the outstanding voting stock from obtaining control of the Board of Directors until the second annual stockholders meeting following the date the acquiror obtains the controlling stock interest. It could also have the effect of discouraging a potential acquiror from making a tender offer or otherwise attempting to obtain control of Eastman, which increases the likelihood that incumbent directors will retain their positions.

No Stockholder Action by Written Consent; Special Meetings

Our certificate of incorporation provides that stockholder action can be taken only at an annual or special meeting of stockholders and cannot be taken by written consent in lieu of a meeting. The certificate of incorporation also provides that special meetings of the stockholders can only be called pursuant to a resolution approved by a majority of our Board of Directors then in office. Stockholders are not permitted to call a special meeting or to require our Board of Directors to call a special meeting of stockholders. These provisions could delay a stockholder vote on certain matters, such as business combinations and removal of directors, and could have the effect of discouraging a potential acquiror from making a tender offer.

Advance Notice for Raising Business or Making Nominations at Meetings

Our bylaws establish an advance notice procedure for stockholder proposals to be brought before a meeting of stockholders and for nominations by stockholders of candidates for election as directors at an annual meeting or a special meeting at which directors are to be elected. As described more fully in the bylaws, only such business may be conducted at a meeting of stockholders as has been brought before the meeting by, or at the direction of, our Board of Directors, or by a stockholder who has given to the Corporate Secretary timely written notice, in proper form, of the stockholder’s intention to bring that business before the meeting. The presiding officer at a stockholders meeting has the authority to make these determinations. Only persons who are nominated by, or at the direction of, our Board of Directors, or who are nominated by a stockholder who has given timely written notice, in proper form, to the Corporate Secretary prior to a meeting at which directors are to be elected will be eligible for election as our directors.

These provisions could make it more difficult for stockholders to raise matters affecting control of Eastman, including tender offers, business combinations or the election or removal of directors, for a stockholder vote.

Amendments to Bylaws

Amendments to our bylaws must be approved by 80% of the voting power of all shares of our capital stock then entitled to vote. In addition, our bylaws provide that any amendment by stockholders to the section of the bylaws establishing the rights of stockholders and the Board of Directors to amend the bylaws require the approval of 80% of the voting power of all shares of our capital stock then entitled to vote. These provisions could make it difficult for stockholders to amend or repeal any provisions of the bylaws adopted by our Board of Directors or to adopt any bylaws provisions opposed by the Board of Directors.

Amendment of the Certificate of Incorporation

Any proposal to amend, alter or repeal any provision of our certificate of incorporation requires approval by the affirmative vote of both a majority of the members of our Board of Directors then in office and a majority vote of the voting power of all of the shares of our capital stock entitled to vote generally in the election of directors. This provision could make it difficult for stockholders to adopt, amend or repeal any provision of the certificate of incorporation, including a provision affecting control of Eastman.

Preferred Stock and Additional Common Stock

Under our certificate of incorporation, our Board of Directors has the authority to provide by board resolution for the issuance of shares of one or more classes or series of preferred stock. Our Board of Directors is authorized to fix by resolution the terms and conditions of each such other class or series. The authorized shares of our preferred stock, as well as authorized but unissued shares of our common stock, are available for issuance without further action by our stockholders, unless stockholder action is required by applicable law or the rules of the New York Stock Exchange or any other stock exchange on which any class or series of our stock may then be listed.

These provisions give our Board of Directors the power to approve the issuance of a class or series of our preferred stock, or additional shares of our common stock, that could, depending on the terms of the stock, either impede or facilitate the completion of a merger, tender offer or other takeover attempt. For example, the issuance of new shares might impede a business combination if the terms of those shares include voting rights which would enable a holder to block business combinations; alternatively, the issuance of new shares might facilitate a business combination if those shares have general voting rights sufficient to cause an applicable percentage vote requirement to be satisfied.

Constituency or Stakeholder Provision

In determining what is in our best interests and the best interests of our stockholders, our certificate of incorporation authorizes the Board of Directors in its discretion to consider, in addition to the long-term and short-term interests of the stockholders, the social and economic effects of the matter being considered on employees, customers, creditors and communities in which we operate. Further, in evaluating a potential business combination, the Board of Directors may also consider such matters as the business and financial condition of the acquiror, the competence and integrity of the acquiror’s management, and prospects for successful conclusion of the business combination being considered.

This provision gives our Board of Directors the authority to take into account factors other than the financial interests of the stockholders and could result in the rejection of a business combination or tender offer even if proposed at a price exceeding market value.

Delaware Business Combination Statute

Section 203 of the Delaware General Corporation Law provides that, subject to specified exceptions, an “interested stockholder” of a Delaware corporation may not engage in any business combination with the corporation for a three-year period following the time that stockholder becomes an “interested stockholder” unless:

•	prior to that time, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an “interested stockholder”;

•	upon consummation of the transaction that resulted in the stockholder becoming an “interested stockholder,” the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding certain shares); or

•	on or subsequent to that time, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the “interested stockholder.”

Except as otherwise specified in Section 203, an “interested stockholder” is defined to include (i) any person that is the owner of 15% or more of the outstanding voting stock of the corporation, or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the relevant time and (ii) the affiliates and associates of any such person.

Under certain circumstances, Section 203 makes it more difficult for a person who would be an “interested stockholder” to effect various business combinations with a corporation for a three-year period, although the stockholders may elect to exclude a corporation from the restrictions imposed under Section 203. Our certificate of incorporation does not exclude us from the restrictions imposed under Section 203. The provisions of Section 203 may encourage companies interested in acquiring us to negotiate in advance with our Board of Directors, since the stockholder approval requirement would be avoided if a majority of the directors then in office approve either the business combination or the transaction that results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Transfer Agent and Registrar

American Stock Transfer & Trust Company is the transfer agent and registrar for our common stock.

DESCRIPTION OF DEBT SECURITIES

Any debt securities offered by this prospectus are to be issued under an indenture, dated as of January 10, 1994, between Eastman Chemical Company and The Bank of New York Mellon, as trustee, a copy of which is filed as an exhibit to the registration statement of which this prospectus is a part. You may also request a copy of the indenture from the trustee.

References in this section of the prospectus to the terms “we,” “us” or “Eastman” or other similar terms mean Eastman Chemical Company only, excluding our subsidiaries.

Certain provisions of the indenture have been summarized below. These summaries are not complete and are subject, and qualified in their entirety by reference, to all the provisions of the indenture, including the definitions of certain terms. Investors should read the indenture, because it defines your rights as a holder of debt securities.

The following sets forth certain general terms and provisions of any debt securities offered by this prospectus. The particular terms of debt securities will be described in the prospectus supplement relating to those offered debt securities.

General

The indenture provides that debt securities in separate series may be issued thereunder from time to time without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series. Such debt securities may have such terms and provisions which are not inconsistent with the indenture, including as to maturity, principal and interest, as we may determine. All debt securities issued under the indenture will be unsecured senior obligations of Eastman and will rank on a parity with all our other unsecured and unsubordinated indebtedness.

The prospectus supplement relating to any offered debt securities will describe the following terms:

•	the title of the offered debt securities;

•	any limit on the aggregate principal amount of the offered debt securities;

•	the person to whom any interest on the offered debt securities will be payable, if other than the person in whose name that debt security (or one or more predecessor debt securities) is registered at the close of business on the regular record date for such interest;

•	the date or dates on which the principal of and premium, if any, on the offered debt securities is payable or the method of determination of such date;

•	the rate or rates at which the offered debt securities will bear interest, if any, the date or dates from which any such interest will accrue or the method by which such date or dates shall be determined, the interest payment dates on which any such interest will be payable and the regular record date for interest payable on any interest payment date;

•	the place or places where the principal of, premium, if any, and interest on the offered debt securities will be payable;

•	whether the debt securities will be offered pursuant to a medium term notes program;

•	the period or periods within which, the price or prices at which, the currency or currencies (including currency units) in which and the other terms and conditions upon which the offered debt securities may be redeemed, in whole or in part, at our option;

•	our obligation, if any, to redeem or purchase the offered debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder and the period or periods within which, the price or prices at which and the other terms and conditions upon which the offered debt securities will be redeemed or purchased, in whole or in part, pursuant to such obligation;

•	whether the debt securities will be convertible into or exchangeable for shares of common stock or other securities, and if so, the terms and conditions upon which the debt securities will be convertible or exchangeable;

•	the denominations in which the offered debt securities will be issuable;

•	the currency, currencies or currency units in which payment of the principal of and any premium and interest on any offered debt securities will be payable if other than the currency of the United States of America;

•	if the amount of payments of principal of or any premium or interest on any offered debt securities may be determined with reference to an index, formula or other method, the index, formula or other method by which such amounts will be determined;

•	if the principal of or any premium or interest on any offered debt securities is to be payable, at our election or a holder’s, in one or more currencies or currency units other than that or those in which the debt securities are stated to be payable, the currency, currencies or currency units in which payment of the principal of and any premium and interest on the offered debt securities as to which such election is made will be payable, and the periods within which and the other terms and conditions upon which such election is to be made;

•	if other than the principal amount of the offered debt securities, the portion of the principal amount of the offered debt securities that will be payable upon declaration of acceleration of the maturity of such securities or the method by which such portion may be determined;

•	the applicability of the provisions described under “— Defeasance and Covenant Defeasance;”

•	if the offered debt securities will be issuable only in the form of a global security as described under “— Book-Entry System,” the depositary or its nominee with respect to the offered debt securities if other than The Depository Trust Company, and the circumstances under which the global security may be registered for transfer or exchange or authenticated and delivered in the name of a person other than the depositary or its nominee; and

•	any other terms of the offered debt securities.

The debt securities may be offered and sold at a substantial discount below their stated principal amount. Federal income tax consequences and other special considerations applicable to any such original issue discount securities will be described in the applicable prospectus supplement.

Form, Exchange and Transfer

The debt securities of each series will be issued in fully registered form, without coupons, and, unless otherwise specified in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. At the option of the holder, subject to the terms of the indenture, debt securities of any series will be exchangeable for other debt securities of such series of any authorized denomination and of a like tenor and aggregate principal amount. Subject to the terms of the indenture and the limits applicable to global securities, debt securities may be presented for exchange as provided above or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed) at the office of the security registrar or at the office of any transfer agent we designate for such purpose. No service charge will be made for any registration of transfer or exchange of debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Such transfer or exchange will be effected upon the security registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. We have appointed the trustee as security registrar. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If the debt securities of any series are to be redeemed in part, we will not be required to (i) issue, register the transfer of or exchange any debt security of such series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such debt security that may be selected for redemption and ending at the close of business on the day of such mailing or (ii) register the transfer of or exchange the debt security selected for redemption, in whole or in part, except the unredeemed portion of the debt security being redeemed in part.

Notices

Notices to holders will be given by mail to the addresses of such holders as they may appear in the security register.

Title

We, the trustee and any agent of ours or of the trustee may treat the person in whose name a debt security is registered as the absolute owner of such security (whether or not such debt security may be overdue) for the purpose of making payment and for all other purposes.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the law of the State of New York.

Book-Entry System

We will issue each debt security in book-entry form only. Each debt security issued in book-entry form will be represented by a global security that we deposit with and register in the name of one or more financial institutions or clearing systems, or their nominees, which we select. A financial institution or clearing system that we select for any security for this purpose is called the “depositary” for that security. The depositary holds the debt securities on behalf of other financial institutions that participate in the depositary’s book-entry system; these participating institutions, in turn, hold beneficial interests in the securities on behalf of themselves or their customers. Under the indenture, only the person in whose name a security is registered is recognized as the holder of that security. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities and we will make all payments on the securities, including deliveries of any property other than cash, to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities. As a result, investors will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect owners, and not holders, of the securities.

The Depository Trust Company, or DTC, will act as the depositary for the debt securities. The debt securities will be issued as fully-registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully-registered security certificate will be issued for each issue of debt securities, each in the aggregate principal amount of such issue, and will be deposited with DTC. If, however, the aggregate principal amount of any issue exceeds $500 million, one certificate will be issued with respect to each $500 million of principal amount, and an additional certificate will be issued with respect to any remaining principal amount of such issue.

The following information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy or completeness thereof.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds and provides asset servicing for U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments from countries that DTC’s participants, referred to as direct participants, deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly, referred to as indirect participants. The DTC Rules applicable to its participants are on file with the Securities and Exchange Commission. More information about DTC can be found at www.dtcc.com and www.dtc.org.

Purchases of debt securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of each actual purchaser of each debt security, or the beneficial owner, is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the debt securities are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in debt securities, except in the event that use of the book-entry system for the debt securities is discontinued.

To facilitate subsequent transfers, all debt securities deposited by direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of debt securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the debt securities; DTC’s records reflect only the identity of the direct participants to whose accounts such debt securities are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial owners of debt securities may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the debt securities, such as redemptions, tenders, defaults, and proposed amendments to the security documents. For example, beneficial owners of debt securities may wish to ascertain that the nominee holding the securities for their benefit has agreed to obtain and transmit notices to beneficial owners. In the alternative, beneficial owners may wish to provide their names and addresses to the registrar and request that copies of notices be provided directly to them.

Redemption notices will be sent to DTC. If less than all of the debt securities within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in such issue to be redeemed.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to securities unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts securities are credited on the record date (identified in a listing attached to the omnibus proxy).

Redemption proceeds, distributions, and dividend payments on the debt securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or our agent, on payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participant and not of DTC (or its nominee), our agent, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and dividend payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of us or our agent. Disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners will be the responsibility of direct and indirect participants. Neither we nor the trustee will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in a debt security; for maintaining, supervising or reviewing any records relating to such beneficial ownership interests; or for any other aspect of the relationship between DTC and its participants or the relationship between such participants and the beneficial owners of interests in a debt security.

DTC may discontinue providing its services as depositary with respect to the debt securities at any time by giving reasonable notice to us or our agent. Under such circumstances, in the event that a successor depositary is not obtained, certificates for the debt certificates are required to be printed and delivered. In addition, we may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depositary). In that event, certificates for the debt securities will be printed and delivered.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name such debt security (or one or more predecessor debt securities) is registered at the close of business on the regular record date for such interest.

Unless otherwise indicated in the applicable prospectus supplement, principal of and any premium and interest on the debt securities of a particular series will be payable at the office of such paying agent or agents as we may designate for such purpose from time to time, except that at our option payment of any interest may be made by check mailed to the address of the person entitled thereto as such address appears in the security register. Unless otherwise indicated in the applicable prospectus supplement, the corporate trust office of the trustee in the city of New York will be designated as our sole paying agent for payments with respect to debt securities of each series. Any other paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All moneys paid by us to a paying agent for the payment of the principal of or any premium or interest on any debt security which remain unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us at our request, and the holder thereafter may look only to us for payment of any principal, premium or interest.

Covenants

The indenture contains, among others, the following covenants:

Maintenance of Properties

We will cause all properties material to the conduct of our business or the business of any Subsidiary (as defined below) to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in our judgment may be necessary so that the business carried on in connection with the Subsidiary may be properly and advantageously conducted at all times. However, this covenant will not prohibit us from discontinuing the operation or maintenance of any of such properties if such discontinuance is, in our judgment, desirable in the conduct of our business or the business of any Subsidiary and not disadvantageous in any material respect to the holders of the debt securities.

Restrictions on Secured Debt

If we or any Restricted Subsidiary (as defined below) shall incur or guarantee any Debt (as defined) secured by a Mortgage (as defined) on any Principal Property (as defined below) or on any shares of stock or Debt of any Restricted Subsidiary, we will secure the debt securities equally and ratably with (or prior to) such secured Debt, unless after giving effect thereto, the aggregate amount of all such Debt so secured, together with all Attributable Debt (as defined below) in respect of sale and leaseback transactions involving Principal Properties (see “— Restrictions on Sales and Leasebacks” below), would not exceed 10% of our Consolidated

Net Tangible Assets and those of our consolidated Subsidiaries. This restriction will not apply to, and there will be excluded from secured Debt in any computation under such restriction, Debt secured by:

•	Mortgages on property, shares of stock or Debt existing on the date of the indenture;

•	Mortgages securing only debt securities issued under the indenture;

•	Mortgages on property of, or on any shares of stock or Debt of, any person, which Mortgages are existing at the time (i) such person became a Restricted Subsidiary, (ii) such person is merged into or consolidated with us or any Subsidiary or (iii) another Subsidiary merges into or consolidates with such person (in a transaction in which such person becomes a Restricted Subsidiary), which Mortgage was not incurred in anticipation of such transaction and was outstanding prior to such transaction;

•	Mortgages in favor of us or a Subsidiary;

•	Mortgages in favor of governmental bodies to secure progress or advance payments;

•	Mortgages of property, shares of stock or Debt existing at the time of acquisition thereof (including acquisition through merger or consolidation);

•	certain purchase money Mortgages and Mortgages to secure the construction cost of property; and

•	any extension, renewal or replacement of any Mortgage referred to in the foregoing bullet points.

Restrictions on Sales and Leasebacks

Neither we nor any Restricted Subsidiary may enter into any sale and leaseback transaction involving any Principal Property, completion of construction and commencement of full operation of which has occurred more than 180 days prior to the transaction, unless:

•	we or such Restricted Subsidiary could create Debt secured by a Mortgage on such property as provided for above under “— Restrictions on Secured Debt” in an amount equal to the Attributable Debt with respect to the sale and leaseback transaction without equally and ratably securing the debt securities of each series issued under the indenture; or

•	the net proceeds of the sale or transfer of the Principal Property leased pursuant to such arrangement exceeds the fair market value of such Principal Property and we, within 180 days, apply to the retirement of our Funded Debt (as defined) an amount not less than the greater of (i) the net proceeds of the sale of the Principal Property leased pursuant to such arrangement or (ii) the fair market value of the Principal Property so leased (subject to credits for certain voluntary retirements of Funded Debt).

This restriction will not apply to any sale and leaseback transaction (a) between us and a Restricted Subsidiary or between Restricted Subsidiaries or (b) involving the taking back of a lease for a period, including renewals, of less than three years.

Restrictions on Subsidiary Debt

We may not permit any Restricted Subsidiary to incur or assume any Debt except:

•	Debt that is or could be secured by a Mortgage permitted pursuant to the restrictions described above under “— Restrictions on Secured Debt”;

•	Debt that is outstanding on the date of the indenture;

•	Debt that is issued to and held by us or another Restricted Subsidiary;

•	Debt incurred by a Person prior to the time (i) such person became a Restricted Subsidiary, (ii) such person is merged into or consolidated with us or any Subsidiary or (iii) another Subsidiary merges into or consolidates with such person (in a transaction in which such person becomes a Restricted Subsidiary), which Debt was not incurred in anticipation of such transaction and was outstanding prior to such transaction;

•	Debt that is incurred in the ordinary course of business and that matures within one year; and

•	extensions, renewals or replacements of any of the foregoing.

We may permit a Restricted Subsidiary to incur Debt as described in the second through last bullet points above only to the extent that the aggregate amount of all such Debt of all Restricted Subsidiaries does not exceed 10% of Consolidated Net Tangible Assets.

Consolidation, Merger and Certain Sales of Assets

Without the consent of the holders of any outstanding debt securities, we may consolidate with or merge into, or convey, transfer or lease our properties and assets substantially as an entirety to, any person, and may permit any person to merge into, or convey, transfer or lease our properties and assets substantially as an entirety to, us, provided that:

•	any successor person must be a corporation, partnership, trust or other entity organized and validly existing under the laws of any domestic jurisdiction and must assume our obligations on the debt securities and under the indenture;

•	after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

•	certain other conditions are met.

Certain Definitions

“Attributable Debt” means, as to any particular lease under which any person is at the time liable, at any date as of which the amount is to be determined, the total net amount of rent required to be paid by such person under such lease during the remaining term of the lease, discounted from the respective due dates to such date at the weighted average rate per year borne by the debt securities compounded annually. The net amount of rent required to be paid under any such lease for any such period is the aggregate amount of the rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges. In the case of any lease which is terminable by the lessee upon the payment of penalty, such net amount shall also include the amount of such penalty, but no rent will be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

“Consolidated Net Tangible Assets” means the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting from this amount (a) all current liabilities, except for (i) notes and loans payable, (ii) current maturities of long-term debt and (iii) current maturities of obligations under capital leases, and (b) goodwill and other intangibles.

“Principal Property” means any single parcel of real estate, any manufacturing plant or warehouse owned or leased by us or any Subsidiary which is located within the United States and the gross book value (without reduction of any depreciation reserves) of which on the date as of which the determination is being made exceeds 1% of Consolidated Net Tangible Assets, other than any manufacturing plant or warehouse or portion thereof (a) which is a pollution control or other facility financed by obligations issued by a state or local government unit, or (b) which, in the good faith opinion of our Board of Directors as evidenced by a resolution of the Board of Directors, is not of material importance to the total business conducted by us and our Subsidiaries as an entirety.

“Restricted Subsidiary” means any wholly owned Subsidiary of ours substantially all of the assets of which are located in the United States (excluding territories or possessions) and which owns a Principal Property, except for a Subsidiary that is principally engaged in the business of financing, owning, buying, selling, leasing, dealing in or developing real property, or exporting goods or merchandise from or importing goods or merchandise into the United States.

“Subsidiary” means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by us or by one or more other Subsidiaries, or by us and one or more other Subsidiaries. For the purposes of this definition, “voting stock” means stock that ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

Events of Default

With respect to the debt securities of any series, each of the following is an Event of Default under the indenture:

•	failure to pay principal of or any premium on any debt security of the same series when due;

•	failure to pay any interest on any debt securities of that series when due, continued for 30 days;

•	failure to deposit any sinking fund payment, when and as due by the terms of any debt securities of that series;

•	failure to perform any other covenant in the indenture, continued for 90 days after written notice has been given by the trustee, or the holders of at least 10% in principal amount of the outstanding debt securities of that series, as provided in the indenture; and

•	certain events in bankruptcy, insolvency or reorganization.

If an Event of Default (other than an Event of Default described in the last bullet point above) with respect to the debt securities of any series at the time outstanding shall occur and be continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series by notice as provided in the indenture may declare the principal amount of the debt securities of such series to be due and payable immediately. If an Event of Default described in the last bullet point above with respect to the debt securities of such series at the time outstanding shall occur, the principal amount of all the debt securities of such series will automatically, and without any action by the trustee or any holder, become immediately due and payable. After any such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of such series may, under certain circumstances, rescind and annul such acceleration if all Events of Default in respect of such series, other than the non-payment of accelerated principal (or other specified amount), have been cured or waived as provided in the indenture. For information as to waiver of defaults, see “— Modification and Waiver”.

Subject to the provisions of the indenture relating to the duties of the trustee if an Event of Default occurs and is continuing, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless such holders shall have offered to the trustee reasonable indemnity. Subject to such provisions for the indemnification of the trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of a debt security will have any right to institute any proceeding with respect to the indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless (i) such holder has previously given to the trustee written notice of a continuing Event of Default with respect to the debt securities of such series, (ii) the holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series have made written request, and such holder or holders have offered reasonable indemnity, to the trustee to institute such proceeding as trustee and (iii) the trustee has failed to institute such proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of such series a direction inconsistent with such request, within 60 days after such notice, request and offer. However, such limitations do not apply to a suit instituted by a holder of a debt security for the enforcement of payment of the principal of or any premium or interest on such debt security on or after the applicable due date specified in such debt security.

The indenture does not contain any provisions that would provide protection to holders of debt securities against a sudden and dramatic decline in credit quality resulting from a takeover, recapitalization or similar restructuring of Eastman.

We will be required to furnish to the trustee annually a statement by certain of our officers as to whether or not we, to the officers’ knowledge, are in default in the performance or observance of any of the terms, provisions and conditions of the indenture and, if so, specifying all such known defaults.

Modification and Waiver

Modifications and amendments of the indenture may be made by us and the trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of each series affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding debt security affected by the modification or amendment:

•	change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security;

•	reduce the principal amount of, or any premium or interest on, any debt security;

•	change the place or currency of payment of principal of, or any premium or interest on, any debt security;

•	impair the right to institute suit for the enforcement of any payment on or with respect to any debt security;

•	reduce the percentage in principal amount of outstanding debt securities, the consent of whose holders is required for modification or amendment of the indenture;

•	reduce the percentage in principal amount of outstanding debt securities of any series necessary for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults; or

•	modify such provisions with respect to modification and waiver.

The holders of not less than a majority in principal amount of the outstanding debt securities of any series may waive compliance by us with certain restrictive provisions of the indenture with respect to such series. The holders of a majority in principal amount of the outstanding debt securities of such series may waive any past default under the indenture, except a default in the payment of principal, premium or interest and certain covenants and provisions of the indenture which cannot be amended without the consent of the holder of each outstanding debt security affected.

The indenture provides that in determining whether the holders of the requisite principal amount of the outstanding debt securities of any series have given or taken any direction, notice, consent, waiver or other action under the indenture as of any date, certain debt securities, including those for whose payment or redemption money has been deposited or set aside in trust for the holders and those that have been fully defeased pursuant to Section 1302 of the indenture, which is described below in “— Defeasance and Covenant Defeasance”, will not be deemed to be outstanding.

Except in certain limited circumstances, we will be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities entitled to give or take any direction, notice, consent, waiver or other action under the indenture, in the manner and subject to the limitations provided in the indenture. In certain limited circumstances, the trustee also will be entitled to set a record date for action by holders. If a record date is set for any action to be taken by holders, such action may be taken only by persons who are holders of outstanding debt securities on the record date. To be effective, such action must be taken by holders of the requisite principal amount of the debt securities within a specified period following the record date. For any particular record date, this period will be 180 days or such shorter period as may be specified by us (or the trustee, if it set the record date), and may be shortened or lengthened (but not beyond 180 days) from time to time.

Defeasance and Covenant Defeasance

We may elect, at our option at any time, to have Section 1302 of the indenture, relating to defeasance and discharge of indebtedness, or Section 1303, relating to defeasance of certain restrictive covenants in the indenture, applied to any series of debt securities, or to any specified part of a series.

Defeasance and Discharge

The indenture provides that, upon our exercise of our option to have Section 1302 applied to any debt securities, we will be discharged from all our obligations with respect to such debt securities (except for certain obligations to exchange or register the transfer of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and to hold moneys for payment in trust) upon the deposit in trust for the benefit of the holders of such debt securities of money or U.S. government obligations, or both, which, through the payment of principal and interest in respect of such debt securities in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such debt securities on the respective stated maturities in accordance with the terms of the indenture and such debt securities. Such defeasance or discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that holders of such debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge were not to occur.

Defeasance of Certain Covenants

The indenture provides that, upon our exercise of our option to have Section 1303 applied to any debt securities, we will be released from our obligation to comply with certain restrictive covenants, including those described above under the caption “— Covenants” and certain of the conditions referred to in the last bullet point under the caption “— Consolidation, Merger and Certain Sales of Assets”, and the occurrence of certain Events of Default, which are described above in the third bullet point under the caption “— Events of Default”, will be deemed not to be or result in an Event of Default with respect to such debt securities. In order to exercise such option, we will be required to deposit, in trust for the benefit of the holders of such debt securities, money or U.S. government obligations, or both, which, through the payment of principal and interest in respect of such debt securities in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such debt securities on the respective Stated Maturities in accordance with the terms of the indenture and such debt securities. We will also be required, among other things, to deliver to the trustee an opinion of counsel to the effect that holders of such debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain obligations and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance were not to occur. In the event we exercised this option with respect to any debt securities and such debt securities were declared due and payable because of the occurrence of any Event of Default, the amount of money and U.S. government obligations so deposited in trust would be sufficient to pay amounts due on such debt securities at the time of their respective stated maturities but may not be sufficient to pay amounts due on such debt securities upon any acceleration resulting from such Event of Default. In such case, we would remain liable for such payments.

DESCRIPTION OF OTHER SECURITIES

We will set forth in an applicable prospectus supplement a description of the material terms of any depositary shares, warrants, stock purchase contracts or units that may be offered pursuant to this prospectus.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

A summary of any material United States federal income tax consequences to persons investing in the securities offered by this prospectus may be set forth in an applicable prospectus supplement. The summary will be presented for information purposes only, however, and will not be intended as legal or tax advice to prospective purchasers. Prospective purchasers of securities are urged to consult their own tax advisors prior to any acquisition of securities.

PLAN OF DISTRIBUTION

We may sell the securities being offered by this prospectus through agents, underwriters and dealers, or through a combination of those means. Additionally, securities may be sold to other purchasers directly or through agents, or in another manner as described in the applicable prospectus supplement. The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

Offers to purchase securities may be solicited by agents designated by us from time to time. Any such agent involved in the offer or sale of any of the securities covered by this prospectus will be named, and any commissions payable by us to such agent set forth, in the applicable prospectus supplement. Agents may be entitled under agreements that may be entered into with us to indemnification by us against certain liabilities, including liabilities under the Securities Act of 1933, and such agents or their affiliates may be customers of, extend credit to or engage in transactions with or perform services for us in the ordinary course of business.

If any underwriters are utilized in the sale, securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. We will enter into an underwriting agreement with those underwriters at the time of sale to them and the names of the underwriters and the terms of the transaction will be set forth in the applicable prospectus supplement. This prospectus supplement will be used by the underwriters to make resales of the securities covered by this prospectus to the public. The underwriters may be entitled, under the relevant underwriting agreement, to indemnification by us against certain liabilities, including liabilities under the Securities Act, and the underwriters or their affiliates may be customers of, extend credit to or engage in transactions with, or perform services for, us in the ordinary course of business.

If dealers are utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to such dealers, as principal. The dealers may then resell the securities to the public at varying prices to be determined by the dealers at the time of resale. Dealers may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act, and those dealers or their affiliates may be customers of, extend credit to or engage in transactions with, or perform services for, us in the ordinary course of business.

We may directly solicit offers to purchase the securities and we may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the applicable prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

In connection with the sale of any of these securities, underwriters, dealers or agents may receive compensation from us or from purchasers of securities for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts or commissions received by them from us and any profit on the resale of securities by them, may be deemed to be underwriting discounts and commissions under the Securities Act.

Any person participating in the distribution of common stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock. These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.

VALIDITY OF SECURITIES

Except as may be set forth in the applicable prospectus supplement, the validity of the securities offered by this prospectus will be passed upon for us by Jones Day, Atlanta, Georgia.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2008 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy any reports, statements or other information on file at the SEC’s public reference facility located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information regarding its public facilities. Our SEC filings, including the complete registration statement of which this prospectus is a part, are available to the public from commercial document retrieval services and also available at the Internet website maintained by the SEC at http://www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

THIS PROSPECTUS INCORPORATES INFORMATION AND DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED IN OR DELIVERED WITH THIS PROSPECTUS. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN AND INCORPORATED BY REFERENCE INTO THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM OR IN ADDITION TO THE INFORMATION CONTAINED IN THIS DOCUMENT AND INCORPORATED BY REFERENCE INTO THIS PROSPECTUS.

We incorporate information into this prospectus by reference, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except to the extent superseded by information contained in this prospectus or by information contained in documents filed with or furnished to the SEC after the date of this prospectus. This prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC. These documents contain important information about us and our financial condition:

(1) Our Annual Report on Form 10-K (including the portions of our Proxy Statement for our 2009 Annual Meeting of Stockholders incorporated by reference therein) for the year ended December 31, 2008;

(2) Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009;

(3) Our Current Report on Form 8-K filed with the SEC on May 13, 2009; and

(4) The description of our capital stock in our Form 10/A, originally filed with the Securities and Exchange Commission on December 9, 1993 and subsequently amended.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus to the end of the offering of the securities. These documents may include annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as proxy statements. We are not incorporating by reference any information furnished under items 2.02 or 7.01 (or corresponding information furnished under item 9.01 or included as an exhibit) in any past or future current report on Form 8-K that we may file with the SEC, unless otherwise specified in such current report or in a particular prospectus supplement.

You may obtain copies of any of these filings from Eastman as described below, through the SEC or through the SEC’s Internet website as described above. Documents incorporated by reference are available without charge, excluding all exhibits, unless an exhibit has been specifically incorporated by reference into this prospectus, by requesting them in writing or by telephone. Any requests should be directed to: Eastman Chemical Company, P.O. Box 431, Kingsport, Tennessee 37662, Attention: Investor Relations (telephone: (423) 229-2000).